UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Pentair plc

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PENTAIR 2018 SHAREHOLDER ENGAGEMENT March 2018

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS This presentation contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "positioned," "strategy," "future" or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to satisfy the necessary conditions to consummate the planned separation of our Water business and Electrical business into two independent, publicly-traded companies (the "Proposed Separation") on a timely basis or at all; the ability to successfully separate the Water and Electrical businesses and realize the anticipated benefits from the Proposed Separation; adverse effects on the Water and Electrical business operations or financial results and the market price of our shares as a result of the announcement or consummation of the Proposed Separation; unanticipated transaction expenses, such as litigation or legal settlement expenses; failure to obtain tax rulings or changes in tax laws; changes in capital market conditions; the impact of the Proposed Separation on our employees, customers and suppliers; overall global economic and business conditions impacting the Water and Electrical businesses; future opportunities that our board may determine present greater potential to increase shareholder value; the ability of the Water and Electrical businesses to operate independently following the Proposed Separation; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2017. All forward-looking statements speak only as of the date of this presentation. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this presentation. IMPORTANT INFORMATION AND WHERE TO FIND IT This presentation does not constitute a solicitation of a vote or proxy. In connection with the solicitation of proxies for the 2018 Annual General Meeting of Shareholders (the “Annual Meeting”), Pentair has filed a preliminary proxy statement and intends to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PENTAIR AND MATTERS TO BE VOTED ON AT THE ANNUAL MEETING. The preliminary proxy statement, definitive proxy statement and certain other relevant materials (when they become available) and other documents filed by Pentair with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of the definitive proxy statement and other relevant materials (when they become available) free of charge by written request to Pentair plc, 43 London Wall, London, EC2M 5TF, United Kingdom, Attention: Corporate Secretary or by calling 44-207-374-8925 or (800) 328-9626. PARTICIPANTS IN THE SOLICITATION Pentair and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting. Information about the executive officers and directors of Pentair and the number of Pentair ordinary shares beneficially owned by such persons is set forth in the preliminary proxy statement for the Annual Meeting, which was filed with the SEC on February 27, 2018, and Pentair’s Annual Report on Form 10-K for the period ended December 31, 2017.

AGENDA Business Results Separation of Water and Electrical Businesses Compensation Committee Actions in Anticipation of the Separation 2017 Shareholder Outreach Recent Compensation Decisions on CEO Pay Disclosure in the Summary Compensation Table Summary of Key Executive Compensation Changes

Business RESULTS Total Shareholder Return 29% TSR in 2017 721% TSR over CEO’s 17 year tenure 41st Year of Increasing Dividends in 2017 2017 Highlights Strong margin expansion Robust cash flow Organic growth returned Announcement of our plan to separate our Water and Electrical businesses into two publicly traded companies 2017 results exceeded annual operating Plan 2017 Business Results EPS +6% and Adjusted EPS +16% Segment Income +7% Sales +1% Free Cash Flow 100% of Net Income ex. Tax Settlement

Separation of Water and Electrical Businesses Separation into two publicly-traded companies Pentair - A leading global Water Treatment Company focused on smart, sustainable water solutions (2017 Revenue: ~$2.8B) nVent - A high-performance Electrical Company focused on connecting and protecting customers with inventive electrical solutions (2017 Revenue: ~$2.1B) Rationale of separation … the next step in the evolution of Pentair Strategic Focus – Improved clarity into performance and growth opportunities Financial Strength – Support plan to be successful, profitable, and sustainable Capital Allocation Flexibility – Unique strategies to deliver growth for each company Separation on track Industry-leading, pure-play companies with strong brands and financial profiles Focus on differentiated growth and margin expansion Expect strong balance sheets … targeting investment grade metrics All separation work-streams on track … targeting April 30, 2018 to complete separation Complete management teams and Boards in place for each company – mix of current and new management and directors to lead going forward Building investor base for each company Compensation Committee of the Pentair Board has already taken action in anticipation of the separation

ACTIONS IN ANTICIPATION OF THE SEPARATION

Compensation Committee has already taken a number of steps to prepare for the separation of our Electrical and Water businesses

- No acceleration of outstanding LTI awards due to the Separation
- Bifurcation of LTI awards granted prior to Separation Announcement (May 9, 2017)
- Concentration of LTI awards granted after Separation Announcement
- Selected New Executive Compensation Comparator Groups
- Established New Pay Ranges for Electrical and Water Executive Officers
- Separated 2018 Incentive Plans as of Jan 1, 2018
- Validated 2018 Performance Measures
- Eliminating Flexible Perquisite Allowance at Separation
- Replacing Equity Vesting with Double-Trigger and Excise Tax Gross-Up with Excise Tax "Net Best" approach in all Legacy Key Executive Employment and Separation Agreements (KEESA) at Separation

New Water Comparator Group

(Revenues ranging from $1.3B to $4.0B; Median Revenue of $2.7)

Acuity Brands, Inc.	A.O. Smith Corporation
Colfax Corporation	Crane Co.
Donaldson Company, Inc.	Flowserve Corporation
Graco Inc.	IDEX Corporation
Lennox International Inc.	Lincoln Electric Holdings, Inc.
SPX Flow, Inc.	Snap-on Incorporated
The Timken Company	Valmont Industries, Inc.
Watts Water Technologies, Inc.	Xylem Inc.

New Electrical Comparator Group

(Revenues ranging from $1.0B to $3.9B; Median Revenue of $2.4)

A.O. Smith Corporation	Actuant Corporation
Acuity Brands, Inc.	Atkore International
Belden Inc.	Colfax Corporation
EnerSys	Generac Holdings Inc.
General Cable Corporation	Hubbell Incorporated
IDEX Corporation	Lincoln Electric Holdings, Inc.
Littelfuse, Inc.	Regal Beloit Corporation
Snap-on Incorporated	The Timken Company
Valmont Industries, Inc.	Woodward, Inc.

THE NEXT STEP IN THE EVOLUTION OF PENTAIR

PENTAIR

6

2017 shareholder outreach WHAT WE HEARD FROM OUR SHAREHOLDERS Actions Taken Considering Our Shareholders’ Feedback Carefully assessed the 2017 pay opportunity, taking into account not only competitive market data, but also factors such as company, business unit and individual performance, scope of responsibility, critical needs/skill sets, experience, leadership potential and succession planning Replaced core revenue growth with a profitable growth measure and increased the weighting from 20% to 30% for 2017 annual incentives Eliminated the individual performance factor from the 2017 annual incentive of the Executive Officers to further reinforce the importance of financial results For 2017, increased performance share units from one third to 50% of the Executive Officers’ long-term incentive mix Augmented adjusted EPS growth measure with return on equity (ROE) weighted 75% and 25%, respectively, for 2017 PSU awards. ROE aligns well with Pentair's business strategy by rewarding the thoughtful deployment of capital, encouraging management to balance dividends, buybacks, and accretive acquisitions. Performance goals disclosed for adjusted EPS and return on equity (ROE) performance share units in the year of grant Increased stock ownership requirement for Segment Presidents in 2017 Our 2017 shareholder outreach included 21 of our largest shareholders representing over 62% of our outstanding shares Executive compensation program demonstrates a true pay-for-performance linkage and shareholder alignment Annual incentive plan measures of operating income and free cash flow are well aligned with shareholder interests Free cash flow measure is particularly valued because it reflects the quality of our earnings stream Reward profitable growth, not growth at any cost Greater portion of long-term compensation should be performance-vested equity Adjusted EPS viewed as a measure closely tied to creation of shareholder value, but suggestion to add a return and/or relative performance measure Disclosure of performance goals in year of grant CEO and other Executive Officer stock ownership is highly valued

2015 Base Salary increase of 4% over 2014 Short-Term Cash payout at 0% of target award Long-Term Cash payout at 62% of target award Long-Term Equity same as 2014 award Total Comp declined 36% compared to 2014 2016 No change to base salary in 2016 Short Term Cash payout at 95% of target award; No change in short-term incentive (STI) target in 2016 Long-Term Cash payout at 30% of target award; Cash performance units (CPU) replaced by performance share units (PSU) Target LTI award remains unchanged, but PSU replaced CPU CEO’s target compensation for 2016 substantially similar to 2015 2017 No change to base salary in 2017 Short Term Cash payout at 130% of target award; No change in short-term incentive (STI) target in 2017 Long-Term Cash payout at 0% of target award; Target LTI award reduced YOY; PSUs at 50% of mix CEO’s target compensation for 2017 reduced compared to 2016 CEO PAY DECISIONS Ceo retiring at separation

89% OF 2017 CEO DIRECT COMPENSATION IS at Risk 2017 CEO DIRECT COMPENSATION MIX

Due to our replacement of cash settled performance units (CPU) with performance share units (PSU) in our long-term incentive program beginning in 2016, the total compensation disclosed in our required 2017 Summary Compensation Table “doubles up” on our NEOs’ long-term incentives The “double counting” occurs because, as required by applicable SEC regulations, the Table includes both the CPUs that were earned in 2017 and the PSUs granted in 2017, which will not be earned until the end of the performance period in 2019 To facilitate comparability with prior years, we included an alternative summary compensation table showing Mr. Hogan’s total compensation for 2017 without this “doubling up” by eliminating the PSUs granted in 2017 and including only the CPUs earned in 2017 Our CEO’s total compensation amount for 2017 was also impacted by a change in pension value resulting from the pension plan’s benefit formula and interest rate changes Disclosure in the Summary Comp Table 2015 CASH SETTLED PERFORMANCE UNITS PAYOUT AT 0%

2015 Summary OF KEY EXEC COMPENSATION CHANGES Compensation Decisions No 2015 annual incentive awards for any NEOs CPU award for 2014-2016 period paid out at 30% of target CPU award for 2015-2017 period paid out at 0% of target No salary increases for NEOs in 2016 or 2017 CEO target pay reduced in 2017 2017 annual incentive payout above target due to profitable growth and strong cash flow Aligned Executive Officer pay for post separation companies with peers, industry norms and company size Adopted Formal Clawback Policy Specified Minimum Vesting Periods for Restricted Stock Units, Performance Units, and Stock Options Increased CEO Stock Ownership Guidelines Adopted Holding Period for Restricted Shares/Stock Awards Replaced KEESA Single-Trigger Equity Vesting with Double-Trigger and Excise Tax Gross-Up with Excise Tax “Net Best” approach in all new agreements Adopted Performance Share Units to replace Cash Settled Performance Units (PSU) Introduced Adjusted EPS as measure for PSU Increased weighting of Free Cash Flow in annual incentive plan Instituted Formal Shareholder Outreach process Increased Performance Share Units to 50% of Annual Grant Added ROE as second PSU measure Updated Compensation Peer Group post V&C sale Increased Segment President Stock Ownership Guidelines Completed Proxy Redesign and increased level of disclosure Updated Compensation Peer Group post Separation Established New Pay Ranges for New Executive Officers Replacing KEESA Single-Trigger Equity Vesting with Double-Trigger and Excise Tax Gross-Up with Excise Tax “Net Best” approach in all legacy agreements at Separation Eliminating Flexible Perquisite Allowance at Separation APPRECIATE YOUR SUPPORT AND “FOR” VOTE ON NEO COMPENSATION 2014 2016 2017 2018

WIN RIGHT… WIN RIGHT CUSTOMER FIRST We Make it Easy for Customers to do Business with Pentair and are Tenacious about Meeting Customer Commitments ACCOUNTABILITY FOR PERFORMANCE We Commit to High Standards of Performance and Demonstrate Personal Ownership for Getting the Job Done INNOVATION AND ADAPTABILITY We Actively Pursue Continuous Improvement, Adapting to Changing Circumstances and Applying New Ideas POSITIVE ENERGY We Display a Positive Outlook and Take Responsibility for Our Impact on Others RESPECT AND TEAMWORK We Treat Others with Respect and Openness; We Collaborate and Align with Others for Team Success. ABSOLUTE INTEGRITY We are Committed to Honest and Ethical Business Practices in Our Dealings with Customers, Business Partners, Investors, Communities, and Each Other …OUR DEDICATION TO ACT ACCORDING TO THE HIGHEST ETHICAL STANDARDS

NON-GAAP RECONCILIATION